Exhibit 1.1

18,600,000 SHARES

INGRAM MICRO HOLDING CORPORATION

COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

October 23, 2024

October 23, 2024

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o	Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

as Representatives of the several Underwriters referred to below

Ladies and Gentlemen:

Ingram Micro Holding Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (collectively the “Underwriters”) for whom each of Morgan Stanley & Co. LLC (“Morgan Stanley”), Goldman Sachs & Co. LLC (“GS”) and J.P. Morgan Securities LLC (“JPM”) are acting as representatives (in such capacities, the “Representatives”), and Imola JV Holdings, L.P., a Delaware limited partnership (the “Selling Stockholder”), proposes to sell to the several Underwriters, an aggregate of 18,600,000 shares of the common stock (the “Common Stock”), par value $0.01 per share of the Company, of which 11,600,000 shares are to be issued and sold by the Company and 7,000,000 shares are to be sold by the Selling Stockholder. Such shares of the Common Stock to be sold by the Company and the Selling Stockholder shall hereinafter be referred to as (the “Firm Shares”). The Company and the Selling Stockholder are hereinafter sometimes collectively referred to as the “Sellers”, and each a “Seller”.

The Selling Stockholder also proposes to sell to the several Underwriters not more than an additional 2,790,000 shares of Common Stock (solely to cover over-allotments, if any, the “Additional Shares”), if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-282404), including a preliminary prospectus, relating to the Shares. The registration statement, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this underwriting agreement (this “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

The Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, (an affiliate of BofA Securities, Inc., a participating Underwriter, hereafter referred to as “Merrill Lynch”) have agreed that up to 5% of the Firm Shares to be purchased by the Underwriters under this Agreement (such Firm Shares, the “Reserved Securities”) shall be reserved for sale by Merrill Lynch to certain of the Company’s directors, officers, employees and business associates and other parties related to the Company or the Selling Stockholder (collectively, the “Invitees”) as part of the distribution of the Shares by the Underwriters (the “Reserved Share Program”), subject to the terms of this Agreement, the applicable rules, regulations and interpretations of FINRA (as defined herein) and all other applicable laws, rules and regulations. The Company has solely determined, without any direct or indirect participation by the Underwriters, Merrill Lynch or any of their respective affiliates, (i) the Invitees who will purchase the Reserved Securities and (ii) the amount to be purchased by such Invitees, in each case, pursuant to the Reserved Share Program. To the extent that any Reserved Securities are not orally confirmed for purchase by any Invitee by 11:59 PM. (New York City time) on the date of this Agreement, any such Reserved Securities will be offered to the public by the Underwriters as part of the public offering contemplated hereby as set forth in the Prospectus.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each free writing prospectus does not conflict with information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus and (vi) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions identified in Section 11(b) below contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein, it being understood that the only such information furnished by any Underwriter consists of the Underwriter Information (as defined in Section 11(c) of this Agreement).

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply, as of the date of such filing, in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Change (as defined below).

(e) All of the issued and outstanding capital stock or other ownership interest of each subsidiary of the Company (i) has been duly authorized and validly issued, is fully paid and nonassessable (other than for those subsidiaries that are limited liability companies, and other than any assessments that may be imposed as a matter of law), as applicable, and (ii) is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except, with respect to clause (ii), as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and as would not reasonably be expected to result in a Material Adverse Change.

(f) Each significant subsidiary of the Company (as such term is defined in Rule 1-02 of Regulation S-X of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Company (such subsidiaries, collectively, the “Significant Subsidiaries” and each a “Significant Subsidiary”) and each other subsidiary of the Company listed in Schedule V to this Agreement has been duly incorporated, organized or formed, as applicable, and is validly existing as a corporation or other business entity, as applicable, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable, and has the corporate or other business entity, as applicable, power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each Significant Subsidiary of the Company is duly qualified as a foreign corporation or other business entity, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Change. The subsidiaries listed in Schedule V to this Agreement are the only Significant Subsidiaries of the Company.

(g) This Agreement has been duly authorized, executed and delivered by the Company.

(h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i) The Shares (including the Shares to be sold by the Selling Stockholder) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(j) The Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.

(k) None of the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or other constitutive document, (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (iii) in violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iii) above with respect to the Company and each of its subsidiaries, for such Defaults or violations as would not reasonably be expected to result in a Material Adverse Change. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) any applicable law or statute, (ii) the certificate of incorporation or bylaws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, or any of its subsidiaries, except in the case of clauses (i), (iii) and (iv) as would not, singly or in the aggregate, have a Material Adverse Change on the Company and its subsidiaries or any of their properties or assets, taken as a whole, and no consent, approval, authorization or order of, or qualification or filing with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except (A)(x) such as have been obtained or waived prior to the Closing Date or (y) as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), in connection with the offer and sale of the Shares, or (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities were offered in connection with the consummation of the Reserved Share Program.

(l) Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus (exclusive of any amendments or supplements thereto): (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, or a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole (any such change is called a “Material Adverse Change”); and (ii) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, indirect, direct or contingent, except, with respect to this clause (ii) such as would not reasonably be expected to result in a Material Adverse Change.

(m) Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and except as would not reasonably be expected to result in a Material Adverse Change, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company and any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries or which have as the subject thereof any property owned or leased by the Company or any of its subsidiaries. There are no legal or governmental proceedings pending or threatened that would, singly or in the aggregate, result in a Material Adverse Change on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its respective obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described in all material respects. There are no statutes, regulations, contracts or other documents to which the Company, or its subsidiaries is subject or bound that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(n) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o) The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). The Company is not, and immediately after giving effect to the offering and sale of the Shares and the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Prospectus, will be, an “investment company” within the meaning of the Investment Company Act.

(p) Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and as would not reasonably be expected to result in a Material Adverse Change, (i) none of the Company or any of its subsidiaries is in violation of Environmental Laws (as defined herein), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of or subject to liability under any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from, the presence, or Release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to either the Company’s or any of its subsidiaries’ knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (iii) to the Company’s or any of its subsidiaries’ knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the presence, Release, or threat of Release, of any Material of Environmental Concern, that would reasonably be expected to result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim Holdings, the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iv) none of the Company or any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action at any location under any Environmental Law, or is subject or a party to any order, decree, judgment or agreement which imposes any obligation or liability under any Environmental Law. For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means any and all applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits or governmental restrictions relating to pollution or the protection of the Environment or of human health and safety, including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound or constituent, in any form, including, without limitation, petroleum and petroleum products, subject to regulation or which can rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(q) None of the Company or any of its subsidiaries nor any agent thereof acting on their behalf (other than the Underwriters, as to whom the Company and its subsidiaries make no representation) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Shares to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System, in each case as in effect on the date hereof.

(r) Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(s) Except solely with respect to the matter regarding Ingram Micro India Private Limited as further disclosed in the Time of Sale Prospectus and the Prospectus, (i) none of the Company or any of its subsidiaries, nor, to the knowledge of the Company or such subsidiary, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined herein), the UK Bribery Act (as defined herein) or any other applicable anti-bribery or anti-corruption law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the UK Bribery Act or any other applicable anti-bribery or anti-corruption law; (ii) the Company and its subsidiaries and, to the knowledge of the Company and its subsidiaries, their controlled affiliates have conducted their businesses in compliance with the FCPA, the UK Bribery Act or any other applicable anti-bribery or anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. “UK Bribery Act” means the Bribery Act 2010 of the United Kingdom, as amended, and the rules and regulations thereunder.

(t) The operations of the Company and its subsidiaries are in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any of its subsidiaries, threatened.

(u) None of the Company or any of its subsidiaries, nor, to the knowledge of the Company or any of its subsidiaries, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries is currently the target of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the European Union, His Majesty’s Treasury or any similar sanctions imposed by any other governmental authority to which the Company or any of its subsidiaries is subject (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the target of comprehensive Sanctions (each a “Sanctioned Country”) (for the avoidance of doubt, as of the date of this Agreement, Sanctioned Countries are Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic). The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in a country or territory, that, at the time of such funding, is a Sanctioned Country in violation of Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(v) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole.

(w) The Company and its subsidiaries have good title to all of the property and assets (other than intellectual property, which is addressed exclusively in Section 1(x)) reflected as owned by the Company and its subsidiaries in the audited financial statements of the Company and its subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in each case free and clear of all liens, encumbrances and defects, except such as are described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as would not result in a Material Adverse Change. Any real property and buildings held under lease by the Company and their respective subsidiaries which are material to the business of the Company and its subsidiaries, taken together, as presently conducted, are held by them under valid, subsisting and, enforceable leases with such exceptions that are described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or that would not result in a Material Adverse Change and except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, financial assistance, corporate benefit, capital maintenance, mandatory local provisions or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and as to rights to indemnification and contribution, by applicable law or principles of public policy.

(x) The Company and its subsidiaries own or possess adequate rights to use all material patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses as now conducted (“Intellectual Property Rights”), except where the failure to own or possess such Intellectual Property Rights would not reasonably be expected to result in a Material Adverse Change and none of the Company nor any of its subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if such assertion of infringement or conflict were the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Change.

(y) (i) There has been no security breach, unauthorized access or disclosure, or other compromise of any computer systems, networks, hardware, software, data and databases used to store, transmit, process or otherwise exploit data or information used in the business or operations of the Company and its subsidiaries (collectively, “IT Systems and Data”) that resulted in, or would be likely to result in a Material Adverse Change; (ii) neither the Company nor its respective subsidiaries have been notified in writing of a security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data that would reasonably be expected to result in a Material Adverse Change; and (iii) the Company and its subsidiaries have implemented, appropriate controls, policies, procedures and technological safeguards designed to maintain and protect the integrity, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, binding rules and regulations of any court or arbitrator or governmental or regulatory authority and material contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(z) Except as would not reasonably be expected to result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s or any of its subsidiaries’ knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the Company’s or any of its subsidiaries’ knowledge, threatened against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s or any of its subsidiaries’ knowledge, threatened against the Company or any of its subsidiaries, and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the Company’s or any of its subsidiaries’ knowledge, no union organizing activities taking place with respect to the Company or any of its subsidiaries; and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(aa) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; provided, however, where appropriate, certain of the Company’s subsidiaries will be self-insured with sufficient cash-on-hand that is, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, be expected to result in a Material Adverse Change.

(bb) The Company and its subsidiaries possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal, local or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to obtain such licenses, certificates, authorizations or permits would not reasonably be expected to result in a Material Adverse Change, and none of the Company nor any of its subsidiaries have received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit that, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(cc) The consolidated financial statements of the Company, together with the related notes and schedules thereto, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the respective consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and the changes in cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States

(“GAAP”), applied on a consistent basis throughout the periods involved, except as may be stated in the related notes thereto. The other financial information related to the Company and its subsidiaries included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The pro forma consolidated financial statements of the Company and its subsidiaries and the related notes thereto included under the captions “Summary—Summary Historical and Unaudited Pro Forma Condensed Combined Financial and Other Data” and “Unaudited Pro Forma Condensed Combined Statement of Income” in the Time of Sales Prospectus and the Prospectus fairly present in all material respects the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements in all material respects and have been properly presented on the bases described therein, and the Company believes the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The statistical and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(dd) PricewaterhouseCoopers LLP, which expressed its opinion and delivered its report with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and its subsidiaries for the consolidated financial statements of the Company for the period from January 3, 2021 to July 2, 2021 (Predecessor), for the period from July 3, 2021 to January 1, 2022 (Successor), and as of January 1, 2022 (Successor) and for the fiscal years ended December 31, 2022 and December 30, 2023, each included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States), and any non-audit services provided by PricewaterhouseCoopers LLP to the Company or any of its subsidiaries have been approved by the Audit Committee of the Board of Directors of the Company.

(ee) The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls that is designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ff) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(gg) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, that is anticipated to remain in effect following the Closing Date. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the executive officers or directors of the Company or any of their respective family members.

(hh) None of the Company or any of its subsidiaries has any liability for any prohibited transaction or failure to satisfy the minimum funding standard under Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”) and Section 302 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not waived, or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to ERISA, to which the Company, its subsidiaries or their ERISA Affiliates (as defined herein) makes or ever has made a contribution and in which any employee of the Company or of any such subsidiary or their ERISA Affiliates is or has ever been a participant which liability, in any case, would reasonably be expected to result in a Material Adverse Change. With respect to such plans, the Company and its subsidiaries are in compliance with all applicable provisions of ERISA, except for such noncompliance which would not reasonably be expected to result in a Material Adverse Change. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code.

(ii) Each of the Company and each of its subsidiaries has filed all tax returns required to have been filed by it through the date hereof and have paid all U.S. federal, state, local and non-U.S. taxes (including as a withholding agent) required to have been paid by it, other than tax deficiencies that the Company or a subsidiary, as the case may be, is contesting in good faith by appropriate proceedings and for which it has established adequate reserves in accordance with GAAP, to the extent that such contest effectively suspends collection of the contested obligation and the enforcement of any liens securing such obligation, except to the extent any such failure to file or pay would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. Other than tax deficiencies that the Company or a subsidiary, as the case may be, is contesting in good faith by appropriate proceedings and for which it has established adequate reserves in accordance with GAAP, to the extent that such contest effectively suspends collection of the contested obligation and the enforcement of any liens securing such obligation, there is no tax deficiency that has been asserted against the Company or its subsidiaries that would, if determined adversely against the Company or its subsidiaries, reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(jj) The Company (i) has not alone engaged in any Testing-the-Waters Communication (as defined herein) with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be “accredited investors” within the meaning of Rule 501 under the Securities Act, and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communication other than those listed on Schedule III hereto. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act. A “Written Testing-the Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(kk) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon or in conformity with the Underwriter Information.

(ll) In connection with any offer and sale of Reserved Securities outside the United States, each of the Registration Statement, the Preliminary Prospectus, the Prospectus, and the Time of Sale Prospectus comply, and any further amendments or supplements thereto will comply, in all material respects with any applicable laws or regulations of foreign jurisdictions in which the foregoing are distributed in connection with the Reserved Share Program.

(mm) The Company has not offered, or caused Merrill Lynch or any Merrill Lynch Entity (as defined in Section 12 hereof) to offer, any Reserved Securities to any person pursuant to the Reserved Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its affiliates, or their respective businesses or products.

2. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(b) The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement and the Custody Agreement signed by the Selling Stockholder and Computershare Inc., as custodian, relating to the deposit of the Shares to be sold by the Selling Stockholder (the “Custody Agreement”) will not contravene (i) any provision of applicable law, (ii) the limited partnership agreement of the Selling Stockholder, (iii) any agreement or other instrument binding upon the Selling Stockholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, except in the case of clauses (i), (iii) or (iv) as would not individually or in the aggregate have a material adverse effect on the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Selling Stockholder of its obligations under this Agreement or the Custody Agreement, except such as may be required under the Securities Act, the Exchange Act or the rules and regulations thereunder, under the rules and regulations of FINRA or such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c) The Selling Stockholder has, and on the Closing Date and the Option Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by the Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder or a security entitlement in respect of such Shares.

(d) The Custody Agreement has been duly authorized, executed and delivered by the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder.

(e) Upon payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (i) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (iii) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be validly asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (A) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) The Selling Stockholder has delivered to the Representatives an executed lock-up agreement in substantially the form attached hereto as Exhibit A (the “Lock-up Agreement”).

(g) As of the date of hereof and as of the Closing Date and the Option Closing Date, as the case may be, the Selling Stockholder is not, and will not be, prompted by any information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus to sell its Shares pursuant to this Agreement.

(h) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus, as of its date and as of the Option Closing Date, does not contain and, as amended or supplemented, if applicable, will not as of the date of such amendment or supplement contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to any statements or omissions made in reliance upon or in conformity with the Underwriter Information; provided, however, that such representations and warranties set forth in this Section 2(h) apply only to statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus, it being understood and agreed that the only such information furnished by the Selling Stockholder consists only of (A) the legal name and address of the Selling Stockholder set forth in the footnote relating to the Selling Stockholder under the caption “Principal and Selling Stockholder” and (B) the number of Shares owned by the Selling Stockholder before and after the offering (excluding percentages) that appears in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholder” (collectively, the “Selling Stockholder Information”).

(i) (i) None of the Selling Stockholder or any director or officer thereof, or, to the knowledge of the Selling Stockholder, any employee, agent, representative or affiliate thereof, is a person that is, or is owned or controlled by one or more persons that are:

(A) the subject of any Sanctions, or

(B) located, organized or resident in any Sanctioned Country.

(j) (i) The Selling Stockholder will not, directly or knowingly indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person:

(A) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in a country or territory, that, at the time of such funding, is a Sanctioned Country in violation of Sanctions; or

(B) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(ii) Since April 24, 2019, the Selling Stockholder has not knowingly engaged in, is not now knowingly engaged in and will not knowingly engage in, any dealings or transactions in any Sanctioned Country or with any person that, at the time of the dealing or transaction, is or was the subject of Sanctions.

(iii) (A) None of the Selling Stockholder, any of its subsidiaries, any director or officer thereof, nor, to the knowledge of the Selling Stockholder, any employee, agent, representative or affiliate thereof has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, the UK Bribery Act or any other applicable antibribery or anti-corruption law, (B) the Selling Stockholder and its subsidiaries and, to the knowledge of the Selling Stockholder, their affiliates have conducted their businesses in compliance with the FCPA, the UK Bribery Act or any other applicable anti-bribery or anti-corruption laws; and (C) neither the Selling Stockholder nor any of its subsidiaries will, directly or knowingly indirectly, use the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(iv) The operations of the Selling Stockholder and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Stockholder or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Selling Stockholder, threatened.

(k) The Selling Stockholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $20.79 a share

(the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholder agrees to sell to the Underwriters the Additional Shares (solely to cover over-allotments, if any), and the Underwriters shall have the right to purchase, severally and not jointly, up to 2,790,000 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering the option to purchase Additional Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (solely to cover over-allotments, if any) (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Additional Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Additional Shares.

4. Terms of Public Offering. The Company and the Selling Stockholder have been advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Company and the Selling Stockholder have been further advised by the Representatives that the Shares are to be offered to the public initially at $22.00 a share (the “Public Offering Price”).

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on October 25, 2024, or at such other time on the same or such other date, not later than November 1, 2024, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than December 9, 2024, as shall be designated in writing by the Representatives.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the

Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by any stamp, issuance, transfer or other similar taxes or fees paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters or the initial resale by the Underwriters to the initial investors duly paid.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 2:00 PM, (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date (i) a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 6(a)(i) and 6(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (ii) a certificate of the Selling Stockholder, dated the Closing Date, to the effect that (i) the representations and warranties of the Selling Stockholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date and (ii) the Selling Stockholder has complied with all agreements and all conditions on its part to be performed under this Agreement on or before the Closing Date as set forth in this Agreement.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Willkie Farr & Gallagher LLP, outside counsel for the Company, dated the Closing Date, in form and substance set forth on Exhibit C hereto.

(d) The Underwriters shall have received on the Closing Date opinions of Willkie Farr & Gallagher LLP and Richards, Layton & Finger, P.A., counsel for the Selling Stockholder, in form and substance set forth on Exhibit D hereto.

(e) The Underwriters shall have received on the Closing Date an in-house opinion of the general counsel of the Company, dated the Closing Date, in the form and substance set forth on Exhibit E hereto.

(f) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated the Closing Date, with respect to such matters as the Representatives may reasonably request.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) At the date of this Agreement, the Representatives shall have received the Lock-Up Agreements substantially in the form of Exhibit A hereto signed by the persons listed on Schedule IV hereto, and all such Lock-Up Agreements shall be in full force and effect on the Closing Date.

(i) The Shares shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives, subject to official notice of issuance.

(j) On each of the date of this Agreement and the Closing Date, the Representatives shall have received a certificate, signed by the Chief Financial Officer of the Company, with respect to certain financial data relating to the Company and its subsidiaries contained in the Time of Sale Prospectus and the Prospectus, in form and substance reasonably satisfactory to the Representatives.

(k) The Representatives shall have received on and as of the Closing Date such other documents as the Representatives may reasonably request, including, without limitation, satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case, in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) The several obligations of the Underwriters to purchase Additional Shares (solely to cover over-allotments, if any) hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion and negative assurance letter of Willkie Farr & Gallagher LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iii) an opinion of Willkie Farr & Gallagher LLP and Richards, Layton & Finger, P.A., counsel for the Selling Stockholder, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv) an in-house opinion of the general counsel of the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(v) an opinion and negative assurance letter of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;

(vi) a letter dated the Option Closing Date, in form and substance reasonably satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(vii) a certificate, dated the Option Closing Date and signed by the Chief Financial Officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(j) hereof remains true and correct as of such Option Closing Date; and

(viii) such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to the Representatives, upon request and without charge, up to three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction where it would not otherwise be required to so qualify, to execute a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

(h) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement that shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder; provided, however, that the Company will be deemed to have furnished such statement to its security holders to the extent such information is available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

(i) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(j) That it will ensure that the Reserved Securities will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. Merrill Lynch will notify the Company as to which persons will need to be so restricted, which shall be limited to those persons (if any) who are affiliated with or associated with a member of FINRA. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such Reserved Securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse Merrill Lynch for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

The Company also covenants with each Underwriter that, without the prior written consent of at least two of the Representatives on behalf of the Underwriters (provided that each Representative shall have been informed of and given a reasonable opportunity to give or withhold consent to any such waiver request), it will not, and will not publicly disclose an intention to, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph of this Section 7(j) shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock, upon the exercise of an option or warrant, vesting or settlement of restricted stock or restricted stock units or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and the Prospectus; provided that the Company shall cause each recipient, on or prior to the issuance, exercise, vesting or settlement of any such grants or shares of Common Stock, to sign and deliver a lock-up agreement substantially in the form of the Lock-Up Agreement for the balance of the Restricted Period, (C) grants of stock options, stock awards, restricted stock, restricted stock units or other equity awards and the issuance of Common Stock or securities convertible into or exercisable for Common Stock (whether upon the exercise of stock options or otherwise) to employees, officers, directors, advisors or consultants of the Company pursuant to the terms of a plan in effect on the date hereof and described in each of the Time of Sale Prospectus and the Prospectus; provided that the Company shall cause each recipient, on or prior to the issuance of any such grants or shares of Common Stock, to sign and deliver a lock-up agreement substantially in the form of the Lock-Up Agreement for the balance of the Restricted Period, (D) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (E) the filing of any registration statement on Form S-8 relating to securities (i) granted or to be granted pursuant to any plan in effect on the date hereof and described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) otherwise eligible to be included on a registration statement on Form S-8 and described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (F) the offer or issuance or agreement to issue by the Company of Common Stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock in connection with an acquisition, merger, joint venture, strategic alliance, commercial or other collaborative relationship or the acquisition or license by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity or pursuant to any employee benefit plan as assumed by the Company in connection with any such acquisition or transaction; provided that (i) the aggregate number of shares of Common Stock, securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock that the Company may sell or issue or agree to sell or issue pursuant to this clause (F) shall not exceed 10.0% of the total number of shares of Common Stock outstanding immediately following the issuance of the Shares hereunder, and (ii) the Company shall cause each recipient of such shares, on or prior to the issuance of any such shares of Common Stock, to sign and deliver a lock-up agreement substantially in the form of the Lock-Up Agreement for the balance of the Restricted Period or (G) the issuance of any shares of common stock upon the conversion of our Class A voting common stock and Class B non-voting common stock and stock split (the “Offering Reorganization Transactions”) in accordance with the Company’s certificate of incorporation and as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that (i) the Company shall cause each recipient of such shares, on or prior to the issuance of any such shares of Common Stock, to sign and deliver a lock-up agreement substantially in the form of the Lock-Up Agreement for the balance of the Restricted Period and (ii) (1) to the extent any filing by, or on behalf of, any party shall be required to be made with respect to such receipt or such transfer pursuant to Section 16(a) of the Exchange Act, such filing shall clearly indicate in the footnotes thereto that such receipt or transfer is being made pursuant to the circumstances described in this clause (G), and (2) no other public announcement or filing shall be required or shall be voluntarily made with respect to such receipt or such transfer during the Restricted Period.

If at least two of the Representatives in their sole discretion, agree to release or waive the restrictions on the transfer of Shares set forth in a Lock-up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

8. Covenants of the Sellers. Each Seller, severally and not jointly, covenant with each Underwriter as follows:

(a) Each Seller will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b) Each Seller, to the extent not already provided, will each deliver to each Underwriter (or its agent), on the date of execution of this Agreement, upon request, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Seller undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Stockholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters and any stamp, issuance, transfer or other similar taxes or fees payable in respect of the transfer and delivery of the Shares to the Underwriters or the resale of the Shares by the Underwriters to the initial investors, (iii) with respect to the Reserved Share Program, (A) all costs and expenses of Merrill Lynch, including the fees and disbursements of counsel for Merrill Lynch, in connection with matters related to the Reserved Securities which are designated by the Company for sale to Invitees, and (B) all fees and disbursements of counsel incurred by the Underwriters in connection with the Reserved Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Reserved Share Program, (iv) the documented cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (provided that the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters pursuant to subsections (iv) and (v) shall not exceed $50,000 in the aggregate), (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show (with the Underwriters being responsible for the other 50% of such aircraft expenses), (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 9. It is understood, however, that except as provided in this Section 9, Section 11 entitled “Indemnity and Contribution”, Section 12 entitled “Reserved Share Program Indemnification” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make. The provisions of this Section 9 shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any “issuer free writing prospectus” as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriter Information (as defined below).

(b) The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above; provided that the Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement of material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading has been made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any roadshow or any Testing-the-Waters Communication, but only with reference to the Selling Stockholder Information furnished to the Company in writing by or on behalf of the Selling Stockholder expressly for use therein. The liability under this subsection (b) of the Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to the Selling Stockholder from the sale of Shares sold by the Selling Stockholder hereunder (with respect to the Selling Stockholder, such amount being referred to herein as the Selling Stockholder’s “Net Proceeds”).

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto; it being understood and agreed upon that the only information furnished by any such Underwriter through the Representatives consists of the following information in the Time of Sale Prospectus and the Prospectus furnished on behalf of each Underwriter: the information in the first sentence and the second sentence of the first paragraph under the heading “Underwriting–Commissions and Discounts”, the information in the first sentence, the second sentence, the fifth sentence, the sixth sentence, the eighth sentence and the ninth sentence in the first paragraph under the heading “Underwriting–Price Stabilization, Short Positions and Penalty Bids”, the information in the first sentence in the second paragraph under the heading “Underwriting–Price Stabilization, Short Positions and Penalty Bids” the information in the third sentence in the third paragraph under the heading “Underwriting–Price Stabilization, Short Positions and Penalty Bids” and the information appearing under the heading “Underwriting–Electronic Distribution” (such information, the “Underwriter Information”).

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholder and all persons, if any, who control the Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholder and such control persons of the Selling Stockholder, such firm shall be designated in writing by the Selling Stockholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 11, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified parties.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii)if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of the Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the Selling Stockholder’s Net Proceeds.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, by or on behalf of the Selling Stockholder or any person controlling the Selling Stockholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. Reserved Share Program Indemnification. In connection with the offer and sale of the Reserved Securities pursuant to the Reserved Share Program, the Company agrees to indemnify and hold harmless Merrill Lynch, its affiliates (within the meaning of Rule 405 under the Securities Act) and selling agents and each person, if any, who controls Merrill Lynch within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Merrill Lynch Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that (i) arise out of, or are based upon, the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered, (ii) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Invitees in connection with the Reserved Share Program or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) arise out of, or are based upon, the failure of any Invitee to pay for and accept delivery of Reserved Securities which such Invitee had orally confirmed for purchase by 11:59 PM (New York City time) on the date of the Agreement, or (iv) are related to, arise out of, or in connection with, the Reserved Share Program.

13. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities, or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

14. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Stockholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder. In any such case either the Representatives or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement (other than by reason of a default by the Underwriters or the occurrence of any of the events described in clause (i) of Section 13 (solely to the extent not caused by the conduct of the Company or the Selling Stockholder)), the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable and documented out-of-pocket expenses (including the reasonable and documented fees and disbursements of their counsel) incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

15. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company and the Selling Stockholder acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Stockholder or any other person, (ii) the Underwriters owe the Company and the Selling Stockholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and the Selling Stockholder, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and the Selling Stockholder waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(c) The Selling Stockholder further acknowledges and agrees that, although the Underwriters may provide the Selling Stockholder with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to the Selling Stockholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

16. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties hereto represents and warrants to the other parties that it has the corporate or other capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

18. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives, c/o Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department and c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention

Equity Syndicate Desk; if to the Company shall be delivered, mailed or sent to 3351 Michelson Drive, Suite 100, Irvine, CA 92612, attention: Augusto Aragone, General Counsel and if to the Selling Stockholder shall be delivered, mailed or sent to c/o Platinum Equity Advisors, LLC, 360 North Crescent Drive, South Building, Beverly Hills, CA 90210, Attention: Legal Department.

21. Patriot Act Notice. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

INGRAM MICRO HOLDING CORPORATION

By:	/s/ Michael Zilis
Name: Michael Zilis
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

IMOLA JV HOLDINGS, L.P.,

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

MORGAN STANLEY & CO. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Rizvan Dhalla
Name: Rizvan Dhalla
Title: Managing Director, Morgan Stanley, Investment Banking Division

GOLDMAN SACHS & CO. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	GOLDMAN SACHS & CO. LLC

By:	/s/ Charlie Black
Name: Charlie Black
Title: Managing Director

J.P. MORGAN SECURITIES LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Olivia Sem Buran
Name: Olivia Sem Buran
Title: Vice President

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased	Number of Additional Shares To Be Purchased
Morgan Stanley & Co. LLC	3,999,000	599,850
Goldman Sachs & Co. LLC	3,999,000	599,850
J.P. Morgan Securities LLC	3,999,000	599,850
BofA Securities, Inc.	1,209,000	181,350
Deutsche Bank Securities Inc.	744,000	111,600
Evercore Group L.L.C.	744,000	111,600
Jefferies LLC	744,000	111,600
RBC Capital Markets, LLC	446,400	66,960
BNP Paribas Securities Corp.	434,000	65,100
Guggenheim Securities, LLC.	434,000	65,100
Raymond James & Associates, Inc.	434,000	65,100
Rothschild & Co US Inc.	434,000	65,100
Stifel, Nicolaus & Company, Incorporated	434,000	65,100
William Blair & Company, L.L.C.	434,000	65,100
Fifth Third Securities, Inc.	55,800	8,370
Loop Capital Markets LLC	55,800	8,370
Total:	18,600,000	2,790,000

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued October 15, 2024

2.	Information other than the preliminary prospectus that comprise the Time of Sale Prospectus:

The initial public offering price per share for the Shares is $22.00.

The number of Firm Shares purchased by the Underwriters is 18,600,000, of which 11,600,000 shares are to be issued and sold by the Company and 7,000,000 shares are to be sold by the Selling Stockholder.

The number of Additional Shares to be sold by the Selling Stockholder at the option of the Underwriters is 2,790,000.

II-1

SCHEDULE III

Written Testing-the-Waters Communications

The Investor Presentation dated April 2022

The Investor Presentation dated March 2023

The Investor Presentation dated April 2023

The Investor Presentation dated December 2023

The Investor Presentation dated February 2024

The Investor Presentation dated March 2024

The Investor Presentation dated April 2024

The Investor Presentation dated June 2024

The Investor Presentation dated September 2024

The Investor Presentation dated October 2024

III-1

SCHEDULE IV

Lock-up Parties

IV-1

SCHEDULE V

Significant and other Material Subsidiaries

Entity Name
Ingram Micro Inc.
Ingram Micro LP
Ingram Micro Global Holdings, C.V.
Ingram Micro Worldwide Holdings S.à.r.l.
Ingram Micro Management Company S.C.S.
Ingram Micro Management Company
Ingram Micro C.V.
Ingram Micro Global Services B.V.
Ingram Micro Global Operations, C.V.
Ingram Micro (UK) Limited
Ingram Micro Pan Europe GmbH
Ingram Micro Europe B.V.
Ingram Micro India Private Limited
Ingram Micro Mexico S.A. de C.V.
Ingram Micro Brasil Ltda.
Ingram Micro Pty Ltd
Ingram Micro SAS
Imola Intermediate Holding III Corporation
Imola Intermediate Holding II Corporation
Imola Intermediate Holding Corporation
Imola Acquisition Corporation
Ingram Micro Asia Pte. Ltd.

V-1

EXHIBIT A

[FORM OF LOCK-UP AGREEMENT]

[•], 20[•]

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o	Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”), Goldman Sachs & Co. LLC (“GS”) and J.P. Morgan Securities LLC (“JPM”) are acting as representatives (in such capacities, the “Representatives”) and propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Ingram Micro Holding Corporation, a Delaware corporation (the “Company”), and the selling stockholder named therein, providing for the public offering (the “Public Offering”) by the several Underwriters (the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.01 per share of the Company (the “Common Stock”) offered as part of the Public Offering.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of at least two of the Representatives on behalf of the Underwriters (provided that each Representative shall have been informed of and given a reasonable opportunity to give or withhold consent to any such waiver request), it will not, will not cause any direct or indirect affiliate to, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned by the undersigned that are convertible into or exercisable or exchangeable for Common Stock (“Other Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2)

above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a) transactions relating to shares of Common Stock or Other Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(b) transfers of shares of Common Stock or Other Securities (i) as a bona fide gift, (ii) to any member of the undersigned’s immediate family (as defined below) or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) upon death or by will, testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, (iv) by operation of law, pursuant to a qualified domestic order or in connection with a divorce settlement or (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (b)(i) through (b)(iv); provided that in the case of any transfer pursuant to this clause (b), (A) each donee or transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement for the balance of the Restricted Period and (B) (1) if any filing under Section 16(a) of the Exchange Act, or other public filing or disclosure, is legally required, such filing or disclosure shall clearly indicate in the footnotes thereto that the filing relates to circumstances described in this clause (b), and (2) no other public announcement or filing shall be voluntarily made during the Restricted Period;

(c) distributions, transfers or dispositions of shares of Common Stock or Other Securities (i) to limited partners, general partners, members, stockholders or holders of similar equity interests of the undersigned, or (ii) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control or common investment management with the undersigned or affiliates of the undersigned; provided that in the case of any distribution, transfer or disposition pursuant to this clause (c), (A) each donee or transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement for the balance of the Restricted Period and (B) (1) if any filing under Section 16(a) of the Exchange Act, or other public filing or disclosure, is legally required, such filing or disclosure shall clearly indicate in the footnotes thereto that the filing relates to circumstances described in this clause (c), and (2) no other public announcement or filing shall be voluntarily made during the Restricted Period;

(d) establishing of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period;

(e) transfers or sales to the Company from an employee in connection with the repurchase of shares of Common Stock or Other Securities in connection with the termination of the undersigned’s employment with the Company pursuant to contractual agreements with the

Company that provides the Company with a right to purchase such shares; provided that (1) any filing required to be made during the Restricted Period pursuant to Section 16(a) of the Exchange Act or Item 703 of Regulation S-K shall clearly indicate in the footnotes thereto that such transfer is being made pursuant to the circumstances described in this clause (e), and (2) no other public announcement or filing shall be voluntarily made during the Restricted Period;

(f) (i) the receipt by the undersigned from the Company of shares of Common Stock or Other Securities upon the exercise, vesting or settlement of options, restricted stock units or other equity awards granted under a stock incentive plan or other equity award plan, which plan is established prior to the date hereof and is described in the Time of Sale Prospectus and the Prospectus, or warrants to purchase shares of Common Stock, insofar as such options, restricted stock units or warrants are outstanding as of the date of the Prospectus and are disclosed in the Prospectus or (ii) the transfer of shares of Common Stock or Other Securities to the Company upon a vesting or settlement event of the Company’s restricted stock units or Other Securities or upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options (and any transfer to the Company necessary in respect of such amount needed for the payment of taxes, including estimated taxes and withholding tax and remittance obligations, due as a result of such vesting, settlement or exercise whether by means of a “net settlement” or otherwise) so long as such vesting, settlement, “cashless” exercise or “net exercise” is effected solely by the surrender of outstanding options (or the Common Stock issuable upon the exercise thereof) or shares of Common Stock to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations in connection with the vesting, settlement or exercise of the restricted stock unit, option or other equity award; provided that (A) the shares of Common Stock or Other Securities that are so received upon such vesting, settlement or exercise of the restricted stock unit, option, warrants, or other equity award will be subject to the terms of this agreement for the duration of the Restricted Period and (B) to the extent any filing by, or on behalf of, any party (donor, donee, transferor or transferee) shall be required to be made with respect to such receipt or such transfer pursuant to Section 16(a) of the Exchange Act, such filing shall clearly indicate in the footnotes thereto that such receipt or transfer is being made pursuant to the circumstances described in this clause (f);

(g) transfers of shares of Common Stock or Other Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction involving a change of control (as defined below) of the Company that is open to all holders of the Company’s capital stock and has been approved by the board of directors of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of the undersigned’s securities in connection with any such transaction, or vote securities in favor of any such transaction); provided that in the event that such third party tender offer, merger, consolidation or other such similar transaction is not completed, the Common Stock and any Other Securities owned by the undersigned shall remain subject to the restrictions contained in this agreement for the duration of the Restricted Period; and

(h) transfers of shares of Common Stock or Other Securities in connection with the Offering Reorganization Transactions (as defined in the Underwriting Agreement) as described in the Registration Statement, Time of Sale Prospectus and the Prospectus; provided that (A) such shares of Common Stock received in the Offering Reorganization Transactions shall be subject to the terms of this agreement for the duration of the Restricted Period and (B) (1) to the extent any filing by, or on behalf of, any party (donor, donee, transferor or transferee) shall be required to be made with respect to such receipt or such transfer pursuant to Section 16(a) of the Exchange Act, such filing shall clearly indicate in the footnotes thereto that such receipt or transfer is being made pursuant to the circumstances described in this clause (h), and (2) no other public announcement or filing shall be required or shall be voluntarily made with respect to such receipt or such transfer during the Restricted Period.

For purposes of this agreement, (i) “immediate family” means any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin and (ii) “change of control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (as defined in Section 13(d)(3) of the Exchange Act) (other than an Underwriter pursuant to the Public Offering), of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity).

In addition, the undersigned agrees that, without the prior written consent of at least two of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any Other Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Common Stock or Other Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock, Other Securities, in cash or otherwise.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) the Representatives on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, at least two of the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by at least two of the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

The undersigned further acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

Notwithstanding anything to the contrary contained herein, this agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) the date that the Company, on the one hand, or the Representatives, on the other hand, advises in writing to the other parties to the Underwriting Agreement, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the date of the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to payment for and delivery of the Shares to be sold thereunder, (iii) the date the Company withdraws the registration statement, and (iv) the Underwriting Agreement has not been executed prior to November 30, 2024.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

This agreement may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., ww.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

[•], 20[•]

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, each acting as representatives (in such capacities, the “Representatives”) in connection with the offering by Ingram Micro Holding Corporation (the “Company”) of [•] shares of common stock, $0.01 par value (the “Common Stock”), of the Company and the lock-up agreement dated [•], 20[•] (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [•], 20[•], with respect to [•] shares of Common Stock (the “Shares”).

[Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC] agree to [waive] [release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective [•], 20[•]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Agreement shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC

By:
Name:
Title:

Goldman Sachs & Co. LLC

By:
Name:
Title:

J. P. Morgan Securities LLC

By:
Name:
Title:

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

cc:	Company

FORM OF PRESS RELEASE

Ingram Micro Holding Corporation

[•], 2024

Ingram Micro Holding Corporation (the “Company”) announced today that [Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC], the lead book-running managers in the Company’s recent public sale of [•] shares of its common stock, are [waiving][releasing] a lock-up restriction with respect to [•] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on [•], 20[•], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT C

FORM OF OPINION AND NEGATIVE ASSURANCE

OF

WILLKIE FARR & GALLAGHER LLP, counsel to the Company

C-1

EXHIBIT D

FORM OF OPINION

OF

RICHARDS LAYTON & FINGER, P.A., counsel to the Selling Stockholder and WILLKIE FARR & GALLAGHER LLP, counsel to the Selling Stockholder

D-1

EXHIBIT E

FORM OF OPINION

OF

THE GENERAL COUNSEL OF THE COMPANY

E-1